EXHIBIT 10.17


                           WEBB INTERACTIVE SERVICES
                       MASTER SOFTWARE LICENSE AGREEMENT

THIS MASTER SOFTWARE LICENSE AGREEMENT ("Agreement"), together with the attached Schedules, Exhibits or Addenda which are incorporated and made part of the Agreement, is entered into by and between WEBB INTERACTIVE SERVICES ("Webb"), a Colorado corporation with its principal offices located at 1800 Glenarm Place, Denver Colorado, USA 80202 and the client(s) ("Client") whose name, principal business address, and jurisdiction of incorporation are set forth below.

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Client Name(s):                        VETCONNECT, INC.


                                       -----------------------------------------
Address:                               85 Exchange Street
                                       -----------------------------------------
City:                                  Portland
                                       -----------------------------------------
State/Zip or Province/Postal Code:     ME 04101
                                       -----------------------------------------
Country:                               USA
                                       -----------------------------------------
Jurisdiction of Incorporation:         Delaware
--------------------------------------------------------------------------------

1.0  License, Hosting Services and Payment.

1.1 Subject to the terms and conditions of this Agreement, Webb hereby grants to Client a perpetual and non-transferable (except as set forth in Section 15.0) license to (i) use, copy (for Client's internal business purposes only), and modify the Products provided that Client may use the Community Ware/XML only on the Number of Sites, as designated in Schedule A and (ii) use the Documentation. The license granted herein shall include the limited exclusive rights set forth in Schedule E. Client may use other third-party providers to host its services provided Client shall obtain prior consent of WEBB before allowing such third party providers access to the Products, which consent shall not be unreasonably denied.

1.2 Client shall pay Webb the License Fees as set forth in Exhibits attached hereto, subject to any discounts therein. All fees are exclusive of Taxes. If applicable laws require the withholding of Taxes under this Agreement, Client shall notify Webb, make the applicable withholding, and remit the required Tax to the proper governmental authority.

2.0  Delivery and Installation.

2.1 Upon receipt of an executed and completed contract and purchase order from Client, Webb shall deliver the Products to Client in a reasonably appropriate format , including one copy of the Documentation on reasonably appropriate media.

2.2 Except as set forth in this section or unless otherwise agreed by the Parties in a separate written agreement, Client shall, at its expense and as described in the Professional Services Agreement that is Schedule D, be responsible for installation of the Products, user training, data conversion, and other services necessary to installing and using the Products.

3.0  Definitions.

3.1 "Agreement" means this Agreement, Schedules, Exhibits and any addenda signed by the Parties.

3.2 "Confidential Information" means all rights, information, trade secrets, know-how, processes, software, methods, designs, documentation, customer lists, marketing plans and the like, in whatever form or medium, relating to the Products or the operation of Webb or specifically to Client's Internet site, or to any information included thereon, and which have not been previously disclosed to the general public.

3.3 "Customer" means a Client subscriber that has set up its own business web site through the use of functionality provided by the Products.

3.4 "Documentation" means all documentation delivered by Webb with the Products, whether in machine-readable or printed form, including any updates, revisions, new versions, and supplements to such documentation.

3.5 "Effective Date" means the date when the Parties have executed this Agreement as indicated at the end of this Agreement in the space marked "Date" below each Parties' signature to this Agreement.

3.6 "Intellectual Property Rights" means all copyrights, confidentiality rights, trade secret rights, trademark rights, patent rights and other intellectual property rights.

3.7  "License" means the license referred to in Section 1.1.

3.8 "License Fee" means the license fee payable for a Product as set forth in the Schedule A, Exhibit 1.

3.9 "Modifications or Enhancements" means any Upgrades, modifications, enhancements or derivative works to the Products developed by Webb which contain or use any object code or source code developed by Webb.

3.10 "Number of Seats" means the maximum number of Customers' websites which may have access to the functionality provided by the Products.

3.11 "Number of Sites" means the maximum number of locations or street addresses in the United States at which the server portion of the Products are installed.

3.12 "Parties" means Webb and Client.  "Party" means either Webb or Client.

3.13 "Patent or Copyright" means the rights in any patent or copyright in the country in which the server portion of the Products is first installed in the United States.

3.14 "Platform Technology" means the current and future release levels of the hosting environment designated in Exhibit A and certified by Webb for use with the Products. Unless otherwise agreed upon in this Agreement, Webb shall not be obligated to provide Support for any portion of the Platform Technology.

3.15 "Products" means the software products owned by Webb including the functionality designated on the Schedule A to this Agreement.

3.16 "Product Warranty" means the warranty referred to in Section 4.0.

3.17 "Seat" means Customers' web sites which may have access to the functionality provided by the Products.

3.18 "Site" means a location or street addresses in the United States at which the server portion of the Products is installed.

3.19 "Taxes" means any sales, use, excise, value-added, withholding taxes or other taxes based upon this Agreement, including taxes, interest and penalties that are levied or assessed by a governmental authority, resulting from this Agreement, excluding taxes based on Webb's net income.

3.20 The singular and plural shall each include the other, and this Agreement shall be read accordingly when required by the facts.

3.21 "Upgrades" means new features, updates, upgrades, improvements, bug fixes, and error corrections that are provided to Webb customers or added to the Products and their respective functionality as they are made generally available by WEBB to its clients.

4.0  Warranties and Disclaimer of Warranty

As long as Client is in compliance with all aspects of this Agreement:

4.1 Webb warrants that at the time of installation by VetConnect of the Products, the media containing the Products shall be free of material defects. Client's sole and exclusive remedy for breach of the Media Warranty is replacement of the defective media if any such defect is found within three (3) months after installation of the defective media.

4.2 Webb warrants that upon delivery, the Products shall materially or substantially perform in accordance with the Documentation provided by Webb and that the Products will function on the Platform Technology.

4.3 Webb hereby represents and warrants to Client that Webb has the full right, power, legal capacity and authority to enter into this Agreement and to carry out its terms. Webb hereby represents, warrants and covenants to Client that Webb is under no obligation or restriction, nor will it knowingly assume any such obligation or restriction that does or would in any way interfere or conflict with, or that does or would present a conflict of interest concerning this Agreement.

4.4 Webb hereby represents, warrants and covenants to Client that, except only as specifically provided otherwise in this Agreement, Webb has full right, title and interest in the Products and all creative materials incorporated therein.

4.5 Webb hereby represents, warrants and covenants to Client that the Products will be free from material reproducible programming errors and from defects in workmanship and materials and will operate in conformity with the specifications set forth in the Appendices hereto. If material programming errors are discovered within three (3) months after installation of the Products, Webb shall promptly remedy them at Webb's sole expense.

4.6 Webb hereby represents, warrants and covenants to Client that except as agreed to in writing by the Parties, no portion of the Products delivered hereunder will contain any protection feature designed to prevent its use. Webb further warrants that it will not impair the operation of any such Products in any way other than by order of a court of law.

4.7 Webb hereby represents, warrants and covenants to Client that there are and will be no liens, claims, encumbrances, and to Webb's knowledge, no legal proceedings, restrictions, agreements or understanding that might conflict or interfere with, limit, or be inconsistent with or otherwise affect any of the provisions of this Agreement or the enjoyment by Client of any rights in any of the Products or any elements thereof.

4.8 Webb hereby represents, warrants and covenants to Client that, to Webb's knowledge, the Products do not infringe on any patents, copyrights, trademarks, trade names, or other intellectual property rights (including trade secrets), privacy or similar rights of any person or entity, nor has any claim of such infringement been threatened or asserted, nor is such a claim pending against Webb (or to the best of Webb's knowledge, any entity from which Webb has obtained such rights).

4.9 Webb warrants to Client that the Products provided hereunder and under any Exhibits or Schedules attached hereto by Webb shall be performed by qualified personnel in a good and workmanlike manner and that, during the term of this Agreement, the Products shall be free from any operational defects that materially interfere with the Client's use of the Product in accordance with user documentation and the specifications set forth in Schedule A. The foregoing warranty is made only to the Client and shall not be construed as conferring any rights upon anyone not a Party to this Agreement. If, within three (3) months after installation of the Products, Client discovers a defect in the operation to the Products, it must promptly notify Webb in writing. Within a reasonable time after such notification, Webb will correct at Webb's expense such failure to conform to the user Documentation or to correct any defect in workmanship. Except as otherwise provided in this Agreement, the remedies set forth in this Section 4.9 are Client's exclusive remedies for breach of this warranty set forth in Section 4.4 and this Section 4.9.

4.10 Webb does not warrant any production components not developed or created by Webb, defects caused by disasters, unauthorized use or any other abuse or misuse by Client. Client shall be solely responsible for obtaining and maintaining, at its expense, all equipment and software at its location necessary to use the Products. Even if Webb makes recommendations to the Client regarding any such equipment or software, Webb shall have no responsibility or liability to Client for any loss, claim or damage resulting from or relating to Client's acquisition or use of such equipment or software.

4.11 THE EXPRESS LIMITED WARRANTIES IN THIS SECTION 4.0 ARE IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS EXPRESSED OR IMPLIED, CONTRACTUAL OR STATUTORY, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT, WEBB DOES NOT WARRANT THAT THE USE OF THE PRODUCTS SHALL BE UNINTERRUPTED OR ERROR FREE OR THAT ALL DEFICIENCIES OR ERRORS ARE CAPABLE OF BEING CORRECTED.

5.0  Intellectual Property Rights.

5.1 Client acknowledges and agrees that the Products, the ideas, methods of operation, processes, know-how, sub-systems and modules included in the Products are proprietary materials which contain valuable trade secrets and that all Intellectual Property Rights to the Products are owned exclusively by Webb, subject to the License.

5.2 Client acknowledges and agrees that Webb shall retain title to all Intellectual Property Rights related to the Products, copies of the Products,
and Upgrades, Modifications or Enhancements.   If Client makes any modifications
or enhancements, Client shall assign to Webb all Intellectual Property Rights to the modifications or enhancements provided that Client shall retain a perpetual
                                  -------------
license to use, copy and modify any modifications for the sole purpose of benefiting its web site. Modifications or Enhancements may be used in conjunction with the Products only in compliance with this Agreement.

5.3 Client shall take reasonable precautions (including the precautions used for Client's own confidential information) to prevent the unauthorized use or disclosure of the Products, any source code provided to Client under this Agreement or other agreement between the Parties. Except as contemplated under the terms of this Agreement, Client shall not allow the Products to be made available to any third party (other than an Affiliate of VetConnect (as defined in Section 15 below) unless Webb approves such in writing and the third party enters into a non-disclosure and non-use agreement with Client on terms
acceptable to Webb.   Client shall not disassemble, decompile, decode or reverse engineer the Software, except as expressly permitted by applicable law.

5.4 Client shall use reasonable efforts to keep the Products free and clear of liens and security interests and may not sublicense the Products.

6.0  Inspection.

Webb shall have the right to inspect, with reasonable notice, during normal business hours, no more than once per calendar year, any Site for the sole purpose of auditing use of the Products.

7.0  Number of Seats.

Except as set forth in this Agreement, the number of Seats authorized to use any Product shall not exceed the Number of Seats without the prior approval of Webb. In the event that the Number of Seats is exceeded by the Client, Client shall pay to Webb an additional license fee as follows: (a) $20 for each additional Seat between 5001-10,000 Seats , (b) $15 for each additional Seat over between 10,000 and 20,000 Seats and (c) $10 for each additional Seat over 20,000.

8.0  Number of Sites.

Except as set forth in this Agreement, the Number of Sites upon or at which the Product is installed shall not exceed the quantities specified in this Agreement as stated in the attached Schedule A. In the event that Client in its sole discretion desires to increase the Number of Sites, Client shall before such increase pay a fee to Webb the then current fee charged by Webb for additional site for customers reasonably similar to Client.

9.0  Upgrades

All Upgrades, Enhancements and Modifications to the Products developed by Webb shall be provided by Webb to Client pursuant to the license granted in Section 1.1.

10.0 Copies of Products  and Documentation.

With Webb's prior permission only, Client may copy the Products, in object and source code format, only for backup, archival purposes or for Client's testing purposes. All copies of the Products must have all of the restrictive and proprietary notices as they appear on copies of the Products provided by Webb.

11.0 Source Code and Confidential Information.

11.1 The Products, in source code format, may be used only for diagnosing problems and developing modifications or enhancements permitted by this Agreement. Client shall ensure that only such authorized users have access to the Products.

11.2 Webb and Client and each of their representatives and agents shall maintain, and cause any third party involved in the delivery, installation or operation of the Products to maintain the Confidential Information of the other party in the strictest confidence and trust and shall take all reasonable measures to prevent the unauthorized use or disclosure of such Confidential Information except with the written consent of the owner of such Confidential Information in each instance, provided that either party may make disclosures required by a court of law or other governmental agency. Webb and Client and each of their representatives and agents agree to use the Confidential Information of the other party solely for the purpose of carrying out its obligations under this Agreement.

12.0 Infringement and Indemnity.

12.1 Webb shall, at its expense, defend any suit, claim or action brought against Client and shall indemnify and hold Client harmless against any and all claims, losses, damages, and liabilities whatsoever arising out of any action or claim asserted by a third party arising from any actual or asserted infringement of a Patent or Copyright or trade secret as a result of Client's use or a customer of Client's use of the Products, if Client: (a) promptly notifies Webb in writing of the suit or claim after Client receives notice; (b) gives Webb sole authority to defend or settle the suit or claim; (c) reasonably cooperates and assists Webb with defense of the suit or claim at Webb's expense.

12.2 If any Product becomes or in Webb's opinion is likely to become the subject of a suit or claim of infringement of a Patent or Copyright, Webb shall at its option and expense either (a) obtain the right for Client to use the Product; or (b) replace or modify the Product so that it becomes non-infringing. In the event that, after good faith best efforts by Webb, Webb is unable to obtain the right for Client to use the Product; or replace or modify the Product so that it becomes non-infringing, Webb may terminate the license solely for the infringing Product to the extent it relates to the infringing Product. If Webb terminates any portion of the license for the infringing Product under this
Section 12.2, Client shall cease use of solely the infringing portion of the Product and shall return it to Webb and Webb shall pay Client, as Client's sole and exclusive remedy against Webb (other than indemnification by Webb under Section 12.1) an amount equal to the license fee paid under this Agreement for the infringing portion of the Product less any cumulative amortization or depreciation of that portion of the Product by Client on its financial statements as of the date when Webb terminates the license for the infringing portion of the Product.

12.3 Webb shall have no liability to Client under this Section 12.0 if any suit or claim of infringement is based upon the use of the Product: (a) in a modified state not authorized by Webb; or (b) in a manner other than for which it was designed, if infringement would have been avoided without such use of the Product. Webb shall not be liable to Client for any infringement claim outside the United States or Canada.

12.4 Client, at its expense, shall defend any suit, claim or action brought against Webb and shall indemnify and hold Webb harmless against any and all claims, losses, damages, and liabilities whatsoever arising out of any action or claim asserted by a third party arising from Client's use of the Products in a manner that is inconsistent with the terms of this Agreement, provided Webb (a) promptly notifies Clients in writing of the suit or claim after Webb receives notice; (b) gives Client sole authority to defend or settle the suit or claim; and (c) reasonably cooperates and assists Client with defense of the suit or claim at Webb's expense.

13.0 Term and Termination.

13.1 The term of this Agreement shall begin upon the Effective Date, and shall continue until terminated by either Party pursuant to the terms and conditions of this Agreement.

13.2 Webb may terminate this Agreement and the license granted to Client if Webb is in compliance with this Agreement and either (a) Client fails to pay Webb the one-time license fee set forth in Section 1.2 (and specifically excluding any fees due from Client to Webb pursuant to Exhibits B, C, and D) and such failure to pay has not been cured within thirty (30) days after Webb gives Client written notice describing the failure to pay, (b) Client is in material default of any other provision of this Agreement and such default has not been cured within thirty (30) days after Webb gives Client written notice describing the default. Upon termination in accordance with this Section 13.2, Webb may:

     (i) declare all amounts owed to Webb by Client to be immediately due and payable;

     (ii) require that Client cease any further use of the Products and immediately return the Products and any copies to Webb; and

     (iii) cease performance of all of Webb's obligations under this Agreement without liability to Client.

13.3 Client may terminate this Agreement if Client is in compliance with this Agreement and Webb is in material default of any provision of this Agreement and such default has not been cured within thirty (30) days after Client gives Webb written notice describing the default. Upon such termination:

     (i) Client shall pay Webb's outstanding invoices that do not pertain to Webb's default, but Client shall have no further payment obligations to Webb under this Agreement; and

     (ii) Webb may require that Client cease any further use of the Products and immediately return the Products and any copies to Webb.

13.4 Upon termination of this Agreement by Webb or Client, Sections 3.0, 5.0, 6.0, 9.2, 12.0 through 25.0 of this Agreement shall survive.

14.0 Limitations of Liability.

14.1 CLIENT'S EXCLUSIVE REMEDIES FOR PRODUCT RELATED MATTERS SHALL BE AS DESCRIBED IN THIS AGREEMENT, SUBJECT TO THE LIMITATIONS OF SECTION 14.0.

14.2 WEBB SHALL NOT BE LIABLE FOR ANY EXPENSE OR DAMAGE ARISING OUT OF ANY ERASURE, DAMAGE OR DESTRUCTION OF FILES, DATA OR PROGRAMS. CLIENT SHALL BE RESPONSIBLE FOR MAKING BACKUP COPIES OF FILES, DATA, AND PROGRAMS.

14.3 IN NO EVENT SHALL WEBB OR ITS THIRD PARTIES BE LIABLE FOR SPECIAL, INDIRECT, THIRD PARTY, OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS. NEITHER PARTY SHALL SEEK, OR OTHERWISE APPLY FOR, ANY PUNITIVE OR EXEMPLARY DAMAGES.

14.4 EXCEPT ONLY FOR INDEMNIFICATION BY WEBB UNDER SECTION 12.1 ABOVE, WEBB'S MAXIMUM AGGREGATE LIABILITY FOR DAMAGES TO CLIENT OR OTHERS SHALL BE LIMITED TO ACTUAL DIRECT MONEY DAMAGES IN AN AMOUNT NOT TO EXCEED THE INITIAL LICENSE FEE PAID BY CLIENT TO WEBB FOR THE PRODUCT IF THE CLAIM AROSE WITHIN THREE YEARS AFTER THE EFFECTIVE DATE OF THIS AGREEMENT.

14.5 CLIENT ACKNOWLEDGES THAT THE LIMITATIONS ON LIABILITY IN THIS SECTION 14 ARE REASONABLE. THE REMEDIES PROVIDED IN THIS AGREEMENT ARE EXCLUSIVE.

15.0 Assignment.

Webb may not assign or subcontract its rights or obligations under this Agreement, either in whole or in part, without the prior written consent of Client, which shall not be unreasonably withheld, except that, without the consent of Client, Webb may assign the entirety of its rights and obligations hereunder to an acquirer of substantially all of the business or assets of Webb. Client may not assign or subcontract its rights or obligations under this Agreement, either in whole or in part, without the prior written consent of the Webb, which shall not be unreasonably withheld, except that, without the consent of Webb, Client may assign the entirety of its rights and obligations hereunder to a) an acquirer of substantially all of the business and assets of Client or
b) an Affiliate of Client.   "Affiliate" means with respect to any Party, an
individual or entity that, directly or indirectly, owns or controls, is owned or controlled by, or is under common ownership or control with such Party.

16.0 Waiver.

No term or provision of this Agreement shall be deemed waived and no breach shall be deemed excused, unless such waiver is in writing and signed by the Party claimed to have waived or consented. A waiver by either of the parties of any of the covenants, conditions or agreements to be performed by the other hereunder shall not be construed to be a waiver of any succeeding breach thereof.

17.0 Export.

Client shall not export the Products from the United States. If at anytime Client desires to deploy the Products at a location outside the United States, Client pay to Webb the then current published license fee for foreign deployment of the Products. If the foregoing does not reasonably apply to the then current situation at the time that Client desires to deploy the Products outside of the United States, the Parties shall negotiate in good faith until an acceptable license fee is mutually agreed upon by the Parties in writing.

18.0 Excusable Delay.

Neither Webb nor Client shall be deemed to be in default of any provision of this Agreement or for any failure in performance, resulting from acts or events beyond the reasonable control of Webb or Client, as the case may be. For purposes of this Agreement, such acts shall include, but not be limited to, acts of God, civil or military authority, civil disturbance, war, strikes, fires, other catastrophes, or other such major events beyond Webb's or Client's reasonable control. This Section 18.0 shall not delay or excuse Client's payment obligations.

19.0 Governing Law and Dispute Resolution.

This Agreement is governed by and construed in all respects in accordance with the laws of the State of Colorado, USA. (without regard to conflicts of laws principles), excluding the United Nations Convention on Contracts for the International Sale of Goods.

20.0 Relationship

The relationship of Webb and Client under this Agreement will at all times remain independent. Neither Party is an agent, franchisee, partner or joint venturer of the other Party. Neither Party is authorized to enter into or execute any contract on behalf of or otherwise obligate the other Party in any matter.

21.0 Severance and Interpretation.

If any provision of this Agreement is found to be unenforceable, such provision shall be deemed to be deleted or narrowly construed to such extent as is necessary to make it enforceable and this Agreement shall otherwise remain in full force and effect. If an ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of authorship of any of the provisions of this Agreement.

22.0 Notices.

All notices required or permitted under this Agreement and all requests for approvals, consents, and waivers must be delivered in writing by a reasonably acceptable method providing for proof of delivery. Any notice or request shall be deemed to have been given on the date of delivery. Notices and requests must be delivered to the Parties at the addresses on the first page of this Agreement until a different address has been designated in writing by notice to the other Party.

23.0 Non-Solicitation of Employees.

Neither Party shall directly solicit the services or employment of any employee or agent of the other Party for a period beginning at the Effective Date and ending twelve (12) months after the last date of initial delivery of any of the Products as set forth in the Exhibits (as of the Effective Date).

24.0 Entire Agreement.

This Agreement and the Schedules and Exhibits listed below and referred to herein, together with any written addenda signed by the Parties (collectively, the "Agreement"), constitute the entire agreement between Webb and Client with respect to the Products Services, and other subject matter of this Agreement, and may only be modified by a written amendment or addendum signed by both Webb and Client. No employee, agent, or other representative of either Webb or Client has authority to bind the other with regard to any statement, representation, warranty, or other expression unless it is specifically included within the express terms of this Agreement or a written addendum signed by both Webb and Client. All purchase orders, prior agreements, representations, statements, proposals, negotiations, understandings, and undertakings with respect to the subject matter of this Agreement are superseded by this Agreement.

25.0 Publicity

Except as may be required by law or in a legal or administrative proceedings, neither Party shall make any announcement regarding the existence of this Agreement and any Exhibits or Schedules attached hereto, the relationship between the parties or any terms of this Agreement to any third party or to the public in general without the express, written consent of the other party, such consent not be unreasonably withheld, provided that Client may withhold consent in its discretion prior to the first day that Client makes the Products functionality available to its subscribers.

26.0 Headings

The headings in this Agreement are for reference purposes only and shall not be construed as a part of this Agreement.

27.0  Counterparts

This Agreement may be executed, either through original copies or by facsimile, in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An executed copy of this Agreement delivered by facsimile will constitute valid execution and delivery of this Agreement.

For WEBB INTERACTIVE SERVICES, INC.       For CLIENT (VETCONNECT)

--------------------------------------    --------------------------------------
(Authorized Signature)                    (Authorized Signature)

--------------------------------------    --------------------------------------
(Printed Name)                            (Printed Name)

--------------------------------------    --------------------------------------
(Title)                                   (Title)

--------------------------------------    --------------------------------------
(Date)                                    (Date)


SCHEDULES and EXHIBITS         :   Attached
----------------------             --------

1.    Schedule A                   Product Sites and Information

      Exhibit 1                    License Fee and Other Charges

2.    Schedule B                   Maintenance and Support Agreement

      Schedule C                   Web Site Hosting Agreement

                                  Schedule A
                                  ----------

                              Product Information

The following describes the Product suites, that Webb Interactive is licensing to VetConnect:


Number of Seats:   AccelX CRM = 5000;  XML Publish = 5000

Number of Sites:   CommunityWare/XML = 1

Location of Each Site:  (1) ______http://www.vetconnect.com or such other site reasonably determined by Client pursuant to the terms hereof.

                        (2) ______TBD____________________



                   Generally Available Product Functionality
                   -----------------------------------------

AccelX CRM
------------

The suite currently known as AcceIX CRM suite is designed for small businesses to enhance e-communications with online customers, and may be used by small businesses to receive requests for information from customers and to send outbound responses, promotional information or other e-marketing communication to customers. AcceIX uses communications templates that may be tailored to a variety of vertical industry needs. AcceIX is built to leverage a platform that enables data structures for capturing, storing and analyzing messages.

           Building and Formatting of Customer Information Templates
           ---------------------------------------------------------

     .  Predefined notification templates, or business can create own

     .  Page formatting and design

     .  Subscriber uploading, downloading, and automated list maintenance

     .  Demographic field modifications

     . Automated email responds message modifications for subscriber confirmation, profile change, and subscriber removal

     .  Text modification including error messages


                                Tracking Options
                                ----------------

     .  Subscriber Interests

     .  Email response rates

     .  General Subscriber activity

     .  Subscriber demographic and psychgraphic information


                               Reporting Options
                               -----------------

     .  Send updates to individuals

     .  Send updates to whole interest group fields

     .  Send updates to specific queried groups that you create

     . Set up auto-responders for confirmations of subscribing, unsubscribing, and profile editing

     . notifications can be delivered as text only email or HTML email and can include attachments


                              Host  Administration
                              --------------------

               Quick Administration of Global Values For Accounts
               --------------------------------------------------

     .  Predefine your pricing packages

     .  Set up different pricing packages with different system limits

     .  Set maximums for demographics and listings

     .  Set maximum number of subscribers for an account

     .  Set bandwidth limits

     .  Select email attachment options

     .  Set pricing options


                               Account Management
                               ------------------

     .  Quickly add new accounts

     .  Control account logins

     .  Disable delinquent accounts

     .  Update general information for individual accounts


CommunityWare/XML (as currently known)
--------------------------------------

 . CommunityWare/XML is a robust messaging engine based on integrated messaging technologies.

Release 4.0
General Features

 .  Messages

 .  Post structured messages

 .  Post a message with HTML in the contents

 .  Spellchecking for posting messages

 .  Profanity filter for posting messages

 .  Messages marked as read/unread

 .  Erase your own posted messages

 .  Create a new topic (on or off--depending on moderator setup of discussion)

 .  Sort topics by number, name, date of last post, number of unread posts

 .  Hide topics from your view(e.g., not relevant to you)

 .  Online help

 .  Security

 .  Seamless login authentication from customer's site to Webb discussions

 .  User Permissions

 .  Moderator access

 .  Registered user access

 . Anonymous users who can only view discussions, topics, and messages--cannot post a message or add a topic


Administration/Moderator-exclusive Features

 .  Remote administration via a web browser

 .

 .  Create, add, edit and delete public discussions

 .  Create message templates for discussions and topics

 . Message templates are used to structure the content of message postings in a discussion or topic

 .  Create, add, edit and delete moderated discussions

 . In moderated discussions, all posted messages must be pre-approved by the moderator before viewable in the discussion

 .  Turn on/off profanity checking

 .  Delete any messages

 .  Archive discussions

 .  Create, edit, delete FAQs associated with discussions

Jabber Instant Messaging - Applet

Release 1.1

     .  Java Applet running within a browser

     .  User registration and sign-in via browser

     .  Create, edit and delete user profile information

     .  Contact list: 4 default/fixed groups-all, friends, family and work

     .  Send and reply to messages

     .  Create, delete and search on Jabber and ICQ users via the browser

     .  User searching on Jabber user profile information via browser


XML Publish (as currently known)
--------------------------------

Release 2.0

 . Simple online Web publishing editor that can be used via a Web browser and integrated with your call center for Web Site Creation and Editing

 . Web Site Creation and Editing includes customer information, site characteristics, site design and page types

 .  Site preview: the site can be previewed at any point during the session

 .  Online help

 .  Multipage Ad Sites

 . Home page, About Us, Products, Services, Special Offers (specials and coupons)

 . Published information: store hours, product and service availability, type of payment accepted, etc.

 . Webb image libraries provide a selection of images to choose from in specific categories.

 .  Company logos and images can be added to the Web site

 .  Web site templates

 .  Full range of templates to find the look consistent with the business image

 .  XML architecture


The following describes WEBB's hosting environment as it serves many customers. While WEBB cannot predict the capacity needs for VetConnect at the time that VetConnect hosts the Products, it is generally recommended that the Client have the following or similar components in their environment in order to host the
Products:

XML/Publish, CommunityWare/XML and AccelX CRMapplication servers
BEA WebLogic 4.5.1
ProLiant 5500
Windows NT
(We are moving to Solaris over the next few months)
4 Pentium II Xeon/450Mhz processors
~2 GB RAM
~8 GB hard drive space for SML/Publish server; ~18GB hard drive space for CommunityWare/XML and AccelX CRM servers

Oracle DB server
Sun Enterprise 3500
4 SPARC Ultra 400Mhz processors
4 GB RAM
6 9GB hard drives

Small business sites usually require (less than) 500K each; recommend about 10 GB storage space for the databases..

                          EXHIBIT A-1:  Business Terms
                          ----------------------------


Software License
----------------

   CommunityWare/XML
   AccelX CRM
   XML Publish

   License fees = $400,000


                                Additional Terms
                                ----------------

Product is to be used solely within the online animal health services industry under the name of VetConnect or the domain name reasonably determined by VetConnect.

                                  Schedule B
                                  ----------

                       Maintenance and Support Agreement

     THIS MAINTENANCE AND SUPPORT AGREEMENT ("Agreement") between WEBB Interactive Services, Inc. ("WEBB"), a Colorado corporation with principal offices located at 1800 Glenarm Place, Denver, Colorado 80202 and VetConnect, Inc. ("Client") identified in the attached Master Software License Agreement (the "Master Agreement") dated as of ________, 2000 is effective as of ________ 2000 ("Effective Date"). WEBB and Client are referred to collectively as the "Parties".

                                 Background
                                 ----------

     WHEREAS, Client has licensed the certain Products from WEBB and Client desires to have WEBB maintain and support the Products during the term of the Master Agreement.

     WHEREAS, WEBB is willing to offer maintenance and support for the Product during the term of the Master Agreement, subject to the terms of this Agreement.

In consideration of the foregoing, the Parties agree as follows:

     1.   Definitions
          -----------

     Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Master Agreement.

     2.   WEBB's Obligations
          ------------------

     Subject to payment by Client of the Support Fee identified in Exhibit B-1,
                                                                   -----------
WEBB shall use reasonable commercial efforts to provide the following Maintenance and Support Services for the Products.

     (a) Problem reporting, tracking and monitoring and communications to Client by electronic mail via the Internet;

     (b) Maintenance of accessibility for WEBB hosted products for a minimum of 95.5% of a calendar year.

     (c) Telephone support on business days (excluding observed State or Federal holidays) for problem determination, verification and resolution on a call-back basis during the hours of 7:00 a.m. to 4:00 p.m. Mountain Time; and

     (d) Periodic Product Modifications and Upgrades or new releases publicly offered by WEBB.

     (e) Problem resolution in which Webb shall work diligently during normal business hours (subject to Section 2(c)) above) to promptly resolve defects and errors that have been replicated (except for Error Priority A specified below) by or for WEBB in the Products and Documentation in accordance with the following schedule, it being understood that the closure periods commence when the problem has been mutually verified:


ERROR PRIORITY (1)    RESPONSE (2)  CLOSURE (3)
Emergency (A)         24 hours      7 days
Critical (B)          2 days        14 days
Non-Critical (C)      30 days       Next Update

          (1)  Error Priority:

               -A- Catastrophic product or module failures that do not have a viable detour or work around available. Catastrophic failure shall be deemed to include failures which cause an interruption of service or seriously impair the functionality of the Products.

               -B- Problems that have been substantiated as a serious inconvenience to Client or its customers. This includes any priority A failure for which a reasonable and viable detour or work around is available to Client.

               -C- All other problems which Client or its customers can easily avoid or detour for which there is no urgency for a resolution.

          (2) Response: Response consists of providing, as appropriate, one of the following to Client: an existing correction; a new correction; a reasonable and viable detour or work around ; a reasonable request for more information to complete analysis of the problem, or a reasonable plan on how the problem will be corrected.

          (3) Closure: Closure consists of providing a final correction or work around of the problem including Modifications of the Products and, to the extent reasonably possible, revised or new documentation as necessary, it being understood that documentation may, to the extent reasonable, be completed after the applicable closure date.

     (f) Shall furnish the maintenance and technical support described above, for the current release level of the Products and the previous release level thereof for a period up to 6 months past its date of discontinuation.

     (g) WEBB shall have the right to outsource its obligations under this Agreement to a third party, provided that WEBB shall remain responsible for its obligations under this Agreement that are performed by such third party.

3.   Client Obligations
     ------------------

Client agrees:

     (a)  that the Designated Contact person(s) identified in Exhibit B-1 (or
                                                             -----------
such other replacement individual as Client may designate) shall be the sole contact for the coordination and receipt of the Maintenance and Support Services set forth in Section 2 of this Agreement, which person shall be knowledgeable
             ---------
and trained in the Products;

     (b) to maintain for the term of this Agreement, an electronic mail link-up with WEBB via the Internet;

     (c) to provide reasonable supporting data to and aid in the identification of reported problems;

     (d) to treat all periodic software Modifications created or developed by Webb and delivered under this Agreement in accordance with the terms of the Master Agreement between WEBB and Client under which Client obtained rights to the Products.

4.   Term and Termination
     --------------------

     4.1 For each Product covered by this Agreement, the Maintenance and Support Services will begin on the Effective Date and will apply to such Product for an initial term of twelve (12) months unless an alternative period is agreed to in writing. The initial term or any renewal term may be extended or renewed at Client's option for a one-year increment. Client shall give WEBB at least 60 days written notice if, during the initial term or any renewed period, Client decides not to renew Maintenance and Support.

     4.2 If either party is in default of its obligations hereunder and such default continues for thirty (30) days following receipt of written notice from the other party, the non-breaching party, in addition to any other remedies it may have, may terminate this Agreement (but not the Master Agreement).

     4.3 This Agreement shall automatically terminate upon the termination of the Master Agreement. If this Agreement is terminated pursuant to this Section 4.3, the Parties will be obligated to comply with all post-termination obligations under the Master Agreement and any outstanding Support Fees and other charges, if any, shall become immediately due and payable, provided that if Webb terminates this Agreement, Webb shall refund to Client a pro rata portion of the most current annual maintenance and support fees paid by Client to Webb under this Agreement. Client will not be entitled to any refund if Client terminates this Agreement.

5.   Charges, Taxes and Payments
     ---------------------------

     5.1  The Support Fee set forth on Exhibit B-1 is payable upon the execution
                                       -----------
of this Agreement or prior to the commencement of any additional one year extension term.

     5.2 The charges specified in this Agreement are exclusive of all federal, state, local and foreign taxes, levies and assessments. Client agrees to bear and be responsible for the payment of all such taxes, levies and assessments imposed on Client or WEBB arising out of this Support Agreement excluding any income tax imposed on WEBB by a governmental entity of the United States.

     5.3 Client agrees that WEBB will have the right to charge in accordance with WEBB then current policies for any services resulting from Client's modification of the Products or Client's failure to utilize the current release of the Products provided by WEBB.

6.   Warranty, Limitation of Liability and Indemnification
     -----------------------------------------------------

     6.1 EXCEPT AS STATED IN THIS AGREEMENT, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES RESPECTING THIS MAINTENANCE AND SUPPORT AGREEMENT OR THE SERVICES PROVIDED HEREUNDER (INCLUDING THE FIXING OF ERRORS THAT MAY BE CONTAINED IN THE APPLICABLE SOFTWARE), INCLUDING

BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE WARRANTIES SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES WITH RESPECT TO SUCH SERVICES WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED.

     6.2 WEBB WILL NOT BE LIABLE FOR ANY FAILURE OR DELAY IN PERFORMANCE DUE IN WHOLE OR IN PART TO ANY CAUSE BEYOND WEBB'S REASONABLE CONTROL. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR (A) ANY SPECIAL, INDIRECT, INCIDENT OR CONSEQUENTIAL DAMAGES, OR (B) ANY DAMAGES RESULTING FROM LOSS OF USE, DATA OR PROFITS.

     6.3 Client will hold WEBB and its directors, officers, employees, representatives and agents, (collectively, "Webb Representatives") harmless from, and defend and indemnify WEBB and Webb Representatives against, any and all claims, losses, damages and expenses, including reasonable attorneys' fees, arising from a third party claim against WEBB or Webb Representatives to the extent that such third party claim is based solely on the negligence or willful misconduct of Client or its agents or representatives.

     6.4 WEBB will hold Client and its directors, officers, employees, representatives and agents (collectively, "Client Representatives") harmless from, and defend and indemnify Client and Client Representatives against, any and all claims, losses, damages and expenses, including reasonable attorneys' fees, arising from a third party claim against Client or Client Representatives to the extent that such third party claim is based on: (a) the negligence or willful misconduct of WEBB or its Webb Representatives or (b) claims of infringement of Intellectual Property Rights against Client or Client Representatives for the authorized use of the Products.

     6.5 Any indemnification obligations set forth in this Agreement shall be subject to the following conditions: (i) the indemnified party shall notify the indemnifying party in writing promptly upon learning of any claim or suit for which indemnification is sought; (ii) the indemnifying party shall have control of the defense or settlement, provided that the indemnified party shall have the
                              -------------
right to participate in such defense or settlement with counsel at its selection and at its sole expense; and (iii) the indemnified party shall reasonably cooperate with the defense, at the indemnifying party's expense. The indemnification obligations under Sections 6.3 and 6.4 are subject to and conditioned upon compliance with this Section 6.5 by the indemnified party.

7.   General
     -------

     7.1 The waiver by either party of a breach of or a default under any provision of this Agreement by the other party shall not be construed as a waiver of any subsequent breach of the same or any other provision of this Agreement nor shall any delay or omission on the part of either party to exercise or avail itself of any right or remedy it has or may have hereunder operate as a waiver of any right or remedy by such party.

     7.2 This Agreement contains the full understanding of the parties with respect to the maintenance and support of the Products and supersedes all prior understandings and writings relating thereto. No waiver, consent modification, amendment or change of the terms of this Support Agreement shall be binding unless in writing and signed by WEBB and Client. If the terms and conditions of this Agreement are inconsistent with, or contrary to, the terms and conditions of the Client License Agreement, the terms and conditions of the License Agreement shall be controlling.

     7.3  This Agreement shall be governed by the laws of the State of Colorado.

     7.4 Any notice or other communication in connection with this Maintenance and Support Agreement shall be furnished in writing and shall be effective upon receipt.

     7.5 Neither Client nor WEBB will be deemed to be in default of any provision of this Agreement or for any failure in performance, resulting from acts or events beyond the reasonable control of Client or WEBB, as the case may be including, without limitation, acts of God, civil or military authority, civil disturbance, war, strikes, fires, other catastrophes, telecommunication outages, equipment malfunctions or other such major events beyond Client's or WEBB's reasonable control.

WEBB Interactive Services, Inc:            Client:______________________________

By:__________________________________      By:__________________________________

Name:________________________________      Name:________________________________

Title:_______________________________      Title:_______________________________

Date:________________________________      Date:________________________________

                                  EXHIBIT B-1

                       MAINTENANCE AND SUPPORT ATTACHMENT


Support Fee(s):  The Client will pay WEBB the following Support Fee:
--------------

     Annual Renewable Maintenance = $72,500 payable pursuant to Section 5.1.



Commencement Date:  _____________________.
-----------------

Client Designated Contacts:

Primary Contact:      Tim Brewer
                      ----------

Phone number:         207-856-8054
                      ------------

E-Mail address:       Tbrewer@Vetconnect.com
                      ----------------------


Secondary Contact:    Ted Robinson
                      ------------

Phone number:         207-856-8114
                      ------------

E-Mail address:       Ted.Robinson@idexx.com
                      ----------------------

                                   Schedule C
                                   ----------

                           WEB SITE HOSTING AGREEMENT


     THIS WEB SITE HOSTING AGREEMENT ("Agreement") between WEBB Interactive Services, Inc. ("WEBB"), a Colorado corporation with principal offices located at 1800 Glenarm Place, Denver, Colorado 80202 and VetConnect, Inc. ("Client") identified in the attached Master Software License Agreement (the "Master Agreement") dated as of March 31, 2000, is effective as of March 31, 2000 ("Effective Date"). WEBB and Client are referred to collectively as the Parties."

                                 Background
                                 ----------

     WHEREAS, Client has licensed the certain Products from WEBB and Client desires to have WEBB host a portion of Client's web site (the "Web Site") under the terms of this Agreement.

     WHEREAS, WEBB is willing to host the Web Site under the terms of this Agreement.

In consideration of the foregoing, the Parties agree as follows:

     1.   Definitions

     Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Master Agreement.

     2    Hosting Services

2.1  Hosting Term by WEBB.  Commencing on a date specified by Client, which date
     --------------------
shall be no earlier than May 15, 2000, through November 14, 2000__(Initial
Term), and subject to the terms of this Agreement and the Master Agreement, WEBB will host on WEBB servers, operate, and allow continuing access to the WEBB Hosting Platform (as defined in Section 2.7 below) and licensed Products by and for the benefit of Client and Client Customers until the earlier of (a) the expiration or termination of this Agreement or (b) the termination of the Master Agreement. WEBB may at any time after November 14, 2000 require Client to take over the hosting and operation of the Web Site, provided that WEBB gives Client at least 90 days advance written notice.

2.2  Third Party Costs.  Client will be responsible for the costs paid to third
     -----------------
parties for third party content, technology and services that Client specifically requests be integrated into Client's Web Site.

2.3  Optional Hosting by Client.  At any time after the Initial Term, Client may
     --------------------------
elect to take over the hosting of its Web Site. Promptly after making that election, WEBB will provide Client one copy of the Object Code to the Webb Hosing Platform to enable Client to commence and continue, at its expense, the hosting and operation of the Web Site for use in accordance with the License granted under the Master Agreement.

2.4  Maintenance and Support., Provided Client is in compliance with the terms
     -----------------------
of this and all other agreements with Webb, upon Client's request, WEBB may provide maintenance and support services to Client pursuant to the terms of the Maintenance and Support Agreement attached hereto as Exhibit B.

VetConnect Post-Launch Support
------------------------------

          After the system is accepted and live, VetConnect and Webb should follow the following problem-reporting procedures.

                              Functionality Issues
                              --------------------
Issues and bugs should be reported to the Project Manager.

--------------------------------------------------------------------------------------------------------------
          Escalation        Response
          Level             Time/1/           Contact                     Contact Number         Notes
--------------------------------------------------------------------------------------------------------------
          1                 2 hours           Project Manager             303.296.9200
--------------------------------------------------------------------------------------------------------------
          2                                   Manager of Project          303.296.9200
                                              Services
--------------------------------------------------------------------------------------------------------------


                                 System Issues
                                 -------------

Catastrophic failures or system outages (see Emergency Priority definition below) should be directed to the first escalation level in the table below.


Business Hours - System Issue

--------------------------------------------------------------------------------------------------------------
          Escalation        Response
          Level             Time/1/           Contact                     Contact Number         Notes
--------------------------------------------------------------------------------------------------------------
          1                 20 minutes        Webb Primary On-Call        303.296.9200           8:30am -
                                              Netops Contact/2/                                  5:30 PM MT
--------------------------------------------------------------------------------------------------------------
          2                 20 minutes        Webb Secondary On-Call      303.296.9200           8:30am -
                                              Netops Contact/2/                                  5:30 PM MT
--------------------------------------------------------------------------------------------------------------
          3                 20 minutes        Project Manager             303.296.9200
--------------------------------------------------------------------------------------------------------------
          4                                   Manager of Project          303.296.9200
                                              Services
--------------------------------------------------------------------------------------------------------------


After Hours - System Issue

--------------------------------------------------------------------------------------------------------------
          Escalation        Response
          Level             Time/1/           Contact                     Contact Number         Notes
--------------------------------------------------------------------------------------------------------------
          1                 20 minutes        Webb Answering              303.231.6692           Primary On
                                              Service/3/                                         Call
--------------------------------------------------------------------------------------------------------------
          2                 20 minutes        Webb Answering              303.231.6692           Secondary On
                                              Service                                            Call
--------------------------------------------------------------------------------------------------------------
          3                                   Webb Answering              303.231.6692           Ray
                                              Service                                            Zupancic
--------------------------------------------------------------------------------------------------------------


                           Webb Response and Closure
                           -------------------------

Functionality and system issues will be handled according to the following timeline:




------------------------------
/1/ Refers to the time elapsed before escalating the issue to the next contact. /1/ Refers to the time elapsed before escalating the issue to the next contact. /2/ Escalation Levels 1 & 2 (Business Hours) can also be placed through the Answering Service (303.231.6692).
/3/ In most cases, only one call needs to be placed to the Answering Service. If necessary, they will contact Escalation Levels 2 & 3.

     Issue Priority               Initial Response        Target Closure Plan        Target Closure
     Emergency                    1 hour                  24 hours                   0-7 days
     Critical                     12 hours                2 days                     0-14 days
     Non-Critical                 3 days                  15 days                    Next Update


Issue Priority

     . Emergency: Catastrophic product or module failures that do not have a viable detour or work around available. Catastrophic failures shall be deemed to include failures which cause an interruption of service or seriously impair the functionality. Includes severity 1 bugs/issues.

     . Critical: Problems that have been substantiated as a serious inconvenience to the client or the client's customers. Includes severity 2 bugs/issues.

     . Non-Critical: All other problems which the client or the client's customers can easily avoid or detour for which there is no urgency for a resolution. Includes severity 3 and 4 bugs/issues.


Initial Response

     The initial response will consist of an acknowledgement of the problem and/or request for more information to complete analysis of the problem.


Target Closure Plan

The closure plan will consist of providing one of the following items to the client:

          A.   An existing correction
          B.   A new correction
          C.   A viable detour or work around
          D.   A plan on how the problem will be corrected.

Target Closure

All reasonable efforts will be made to resolve the reported problem within the designated time frame. This process will consist of providing a final correction or work around of the problem, including modifications of the software and, where appropriate and to the extent reasonably possible, revised or new documentation.


2.5  Hosting Fee.  During the term of this Agreement, Client shall pay WEBB
     ------------
the hosting fees described in Exhibit C-1 attached hereto. Client shall be responsible for all fixed and cumulative charges. In addition to WEBB's other remedies, if Client fails to pay WEBB any amounts when due under this Agreement, Client will pay interest on that amount at the rate of 1.5 % per month or such lesser maximum rate of interest permitted under applicable law.

2.6  Reference to "Powered by" WEBB.  So long as either WEBB or Client or its
     ------------------------------
partner is hosting and operating the WEBB Hosting Platform for the benefit of Client or Client's Customers, (a) Client shall include a reference in the management interfaces for Client customers that the web site management tools are "powered by" WEBB or other mutually agreed WEBB branding; and (b) Client shall include a WEBB icon in the area of the Client site where Client business partners are listed.

3.   Warranty and Disclaimer

     Except as set forth in this Agreement or the Documentation, WEBB provides no warranty regarding the bandwith or any information, services or products provided through, in connection with, or located on its server or computer systems. WEBB HEREBY DISCLAIMS ANY AND ALL WARRANTIES, INCLUDING WITHOUT LIMITATION, (A) ANY WARRANTY AS TO BANDWITH, AVAILABILITY, ACCURACY OR CONTENT INFORMATION; AND (B) ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. .

4.   Limited Liability

     Any liability of WEBB, including without limitation, any liability for damages caused or allegedly caused by failure of performance, error, omission, interruption, deletion, defect, delay in operation or transmission, communication, theft or destruction of, or unauthorized access to, alteration or use of records, whether for breach of contract, tortuous behavior, negligence, or under any other cause of action, shall be limited to the amount paid by or on behalf of Client to WEBB. IN NO EVENT WILL WEBB BE LIABLE FOR INDIRECT DAMAGES, INCLUDING WITHOUT LIMITATION, CONSEQUENTIAL DAMAGES OR LOST PROFITS.

5.   General

     5.1 The waiver by either party of a breach of or a default under any provision of this Agreement by the other party shall not be construed as a waiver of any subsequent breach of the same or any other provision of this Agreement nor shall any delay or omission on the part of either party to exercise or avail itself of any right or remedy it has or may have hereunder operate as a waiver of any right or remedy by such party.

     5.2 This Agreement contains the full understanding of the parties with respect to the maintenance and support of the Products and supersedes all prior understandings and writings relating thereto. No waiver, consent modification, amendment or change of the terms of this Support Agreement shall be binding unless in writing and signed by WEBB and Client. If the terms and conditions of this Agreement are inconsistent with, or contrary to, the terms and conditions of the Client License Agreement, the terms and conditions of the License Agreement shall be controlling.

     5.3  This Agreement shall be governed by the laws of the State of Colorado.

     5.4 Any notice or other communication in connection with this Hosting Agreement shall be furnished in writing and shall be effective upon receipt.

     5.5 Neither Client nor WEBB will be deemed to be in default of any provision of this Agreement or for any failure in performance, resulting from acts or events beyond the reasonable control of Client or WEBB, as the case may be including, without limitation, acts of God, civil or military authority, civil disturbance, war, strikes, fires, other catastrophes, telecommunication outages, equipment malfunctions or other such major events beyond Client's or WEBB's reasonable control.

WEBB Interactive Services, Inc:            Client:______________________________

By:__________________________________      By:__________________________________

Name:________________________________      Name:________________________________

Title:_______________________________      Title:_______________________________

Date:________________________________      Date:________________________________

                                  EXHIBIT C-1

                           HOSTING FEES AND CHARGES

Hosting
-------

     Webb agrees to host the CommunityWare/XML, AccelX, XML Publish software and web sites created by Client for a period of six months (May 15, 2000 through November 14, 2000) at Webb's standard, six months hosting fee of $21,5000 ("Hosting Fee"). As a concession to Client under this Agreement, Webb has agreed to waive, and hereby waives, the Hosting Fee for Client. Client shall pay no fee for the hosting services to be performed by Webb during the six month period ending on November 14, 2000. If Client desires Webb to continue to host the CommunityWare/XML, AccelX, XML Publish software and web sites created by Client beyond the November 14, 2000 date, Webb and Client shall negotiate the terms under which Webb will continue to host the services in a separate agreement prior to that date.

                                  Schedule D
                                  ----------

                        Professional Services Agreement


     THIS PROFESSIONAL SERVICES AGREEMENT ("Agreement") between WEBB Interactive Services, Inc. ("WEBB"), a Colorado corporation with principal offices located at 1800 Glenarm Place, Denver, Colorado 80202 and VetConnect ("Client") identified in the attached Master Software License Agreement (the "Master Agreement") dated as of March 31, 2000, is effective as of March 31, 2000 ("Effective Date"). WEBB and Client are referred to collectively as the "Parties."

                                   Background
                                   ----------

     WHEREAS, Client has licensed certain Products from WEBB and Client desires to have WEBB provide professional services related to the Products during the term of the Master Agreement.

     WHEREAS, WEBB is willing to offer professional services related to the Products during the term of the Master Agreement, subject to the terms of this Agreement.

                                   Agreement
                                   ---------

In consideration of the foregoing, the Parties agree as follows:

1.   Definitions.  Capitalized terms used but not defined in this Agreement
     -----------
shall have the meanings ascribed to them in the Master Agreement.

2.   WEBB's Obligations
     ------------------

     2.1 WEBB shall perform for Client the professional services (the "Services") specified in Exhibit D-1, in the form of Statement of Work, as same may be revised in writing from time to time by mutual agreement of the Parties, each of which will be made a part of this Agreement. In the event of a conflict between any term of this Agreement and an Exhibit, the terms of the Exhibit shall prevail.

     2.2 Changes within the scope of the Services shall be made only in a writing executed by authorized representatives of both parties. WEBB shall have no obligation to commence work in connection with any change until the fee and/or schedule impact of the change is agreed upon by the parties in writing.

     2.3 WEBB reserves the right to determine which of its personnel shall be assigned to perform the Services, and to replace or reassign such personnel during the term hereof; provided, however, that it will, subject to scheduling and staffing considerations, use reasonable efforts to attempt to honor Client's request for specific individuals.

     2.4 WEBB shall have the right to outsource its obligations under this Agreement to a third party, provided that WEBB shall remain responsible for its obligations under this Agreement that are performed by such third party.

3.   Client Obligations
     ------------------

     3.1 In connection with WEBB's provision of the Services, Client shall perform all tasks and assume all responsibilities not expressly described as the Services and, in particular, shall perform those tasks and assume those responsibilities specified in the applicable Exhibit ("Client Responsibilities"). The Exhibit shall also contain any assumptions related to the Services. Client understands that WEBB's performance is dependent on Client's timely and effective satisfaction of Client Responsibilities hereunder and timely decisions and approvals by Client. WEBB shall be entitled to rely on all decisions and approvals of the Client in connection with the Services. Changes in decisions and approvals are subject to the provisions of Section 2.2, above.

     3.2 In addition to any particular items which may be specified in the Exhibit, when required by WEBB, Client shall supply on-site WEBB personnel with reasonably suitable office space, desks, storage, furniture, and other normal office equipment support, including adequate telephone service, postage, copying, typing, and general office supplies which are necessary in connection with WEBB's performance of the Services.

4.   Term and Termination
     --------------------

     4.1  Either party may at any time terminate this Agreement by giving thirty
(30) days' written notice of termination to Webb. In the event of such termination, Client shall pay WEBB the lesser of 1) the amount specified in the applicable Exhibit or 2) the amount incurred by Webb for all Services rendered and expenses incurred by WEBB prior to the date of termination.

     4.2 If either party is in material default of its obligations hereunder and such material default continues for thirty (30) days following receipt of written notice from the other party, the non-breaching party may terminate this Agreement immediately, in addition to any other remedies it may have. In such case, the non-prevailing party will pay the prevailing party (as determined by a court or in arbitration) all costs and expenses including reasonable attorneys' fees incurred by the prevailing party in exercising any of its rights or remedies.

     4.3 This Agreement shall automatically terminate upon the termination of the Master Agreement. If this Agreement is terminated pursuant to this Section 4.3, the Parties will be obligated to comply with all post-termination obligations under the Master Agreement and any outstanding fees and other charges, if any, shall become immediately due and payable.

5.   Charges, Taxes and Payments
     ---------------------------

     5.1 Client shall pay WEBB for the Services as defined in the applicable Exhibit at WEBB's then current rates for professional services, unless otherwise specified in the applicable Exhibit.

     5.2 Unless the Parties agree otherwise in writing, Client shall pay the amounts payable to WEBB hereunder within thirty (30) days of receipt of invoices submitted by WEBB. Any invoice remaining unpaid for more than thirty (30) days from receipt shall accrue interest at a rate of the lesser of one and one-half (1.5%) percent per month or the highest rate allowed by law.

     5.3 Unless provided otherwise in an Exhibit, WEBB shall be reimbursed by Client for all reasonable and necessary expenses incurred by WEBB in the performance of the Services, including, but not necessarily limited to, travel and lodging expenses, communications charges and supplies.

     5.4 The charges specified in this Agreement are exclusive of all federal, state, local and foreign taxes, levies and assessments. Client agrees to bear and be responsible for the payment of all such taxes, levies and assessments imposed on Client or WEBB arising out of this Agreement excluding any income tax imposed on WEBB by a governmental entity of the United States.

6.   Confidential Information.
     ------------------------

     6.1 "Confidential Information" means any trade secret or other information or data of a proprietary or confidential nature belonging to either party, including but not limited to: (a) technical or developmental information (including associated documentation); (b) marketing or pricing information; (c) business practices or relationships; (d) performance results or benchmark test results of all or any portion of the Products; (e) designs, ideas, concepts, inventions, technical know how, software programs, program flow charts, file layouts, and all record bearing media containing or disclosing such information. Confidential Information shall not include information of one party that: (i) is or becomes lawfully available to the public through no act or omission of the other party; (ii) is in the other party's lawful possession prior to the disclosure and was not obtained by the other party either directly or indirectly from the disclosing party; (iii) is lawfully disclosed to the other party by a third party without restriction on disclosure or (iv) is independently developed by the other party.

     6.2 Neither party shall use or disclose to any person, either during the term or after the termination of this Agreement, any Confidential Information owned by the other party, except as expressly permitted pursuant to the terms of this Agreement or as required in response to a valid order or requirement of a court or other governmental body having competent jurisdiction provided, however, that the party proposing to so disclose first gives prior written notice of such proposed disclosure to the other party.

7.   Non-Solicitation.
     ----------------

     Neither party shall solicit for employment, whether directly or indirectly through an associated or affiliated company or subsidiary or otherwise, employ, engage or contract from the date of this Agreement or any Exhibit and for a period of two (2) years thereafter, any person who is employed or contracted by the other party during the duration of this Agreement. .

8.   Proprietary Materials and Work Product.
     --------------------------------------

     8.1 Unless the parties agree otherwise in writing, the parties acknowledge and agree that all work product (the "Work") developed in providing the Services or resulting from providing the Services shall become and remain the exclusive property of WEBB. Other than the license granted to Client pursuant to the Master Agreement, no right, title or interest in all or any portion of the Work, is conveyed or assigned to Client either expressly or by implication by virtue of this Agreement including any patents, copyrights, trade secrets, trademarks, trade names or other intellectual property (collectively, the "Intellectual Property Rights"). Upon written request by WEBB, Client shall properly execute such assignments, bills of sale or other documents necessary to confirm, assign or transfer in favor of WEBB, any Intellectual Property Rights in the Work created, developed or discovered by Client, its employees or consultants in assisting WEBB in the provision of the Services, provided that the Client shall retain a perpetual license to use, copy and modify any such Intellectual Property Rights created, developed or discovered by Client subject to the terms and conditions of this Agreement.

     8.2 Nothing in this Agreement shall preclude WEBB from developing for itself, or for others, materials which are competitive with those produced as a result of the Services provided hereunder, irrespective of their similarity to items which may be delivered to Client pursuant to this Agreement.

9.   Warranty, Limitation of Liability and Indemnification
     -----------------------------------------------------

     9.1 EXCEPT AS STATED IN THIS AGREEMENT, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES RESPECTING THIS MAINTENANCE AND SUPPORT AGREEMENT OR THE SERVICES PROVIDED HEREUNDER (INCLUDING THE FIXING OF ERRORS THAT MAY BE CONTAINED IN THE APPLICABLE SOFTWARE), INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE WARRANTIES SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES WITH RESPECT TO SUCH SERVICES WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED.

     9.2 WEBB WILL NOT BE LIABLE FOR ANY FAILURE OR DELAY IN PERFORMANCE DUE IN WHOLE OR IN PART TO ANY CAUSE BEYOND WEBB'S REASONABLE CONTROL. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR (A) ANY SPECIAL, INDIRECT, INCIDENT OR CONSEQUENTIAL DAMAGES, OR (B) ANY DAMAGES RESULTING FROM LOSS OF USE, DATA OR PROFITS, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY.

     9.3 Client will hold WEBB and its directors, officers, employees, representatives and agents, (collectively, "Webb Representatives") harmless from, and defend and indemnify WEBB and Webb Representatives against, any and all claims, losses, damages and expenses, including reasonable attorneys' fees, arising from a third party claim against WEBB or Webb Representatives to the extent that such third party claim is based on the negligence or willful misconduct of Client or its agents or representatives.

     9.4 WEBB will hold Client and its directors, officers, employees, representatives and agents (collectively, "Client Representatives") harmless from, and defend and indemnify Client and Client Representatives against, any and all claims, losses, damages and expenses, including reasonable attorneys' fees, arising from a third party claim against Client or Client Representatives to the extent that such third party claim is based on: (a) the negligence or willful misconduct of WEBB or Webb Representatives or (b) claims of infringement of Intellectual Property Rights against Client or Client Representatives for the authorized use of the Products.

     9.5 If a third party asserts a claim that is eligible for indemnification under Sections 9.3 or 9.4: (a) the indemnified party will promptly notify the indemnifying party of the suit or claim; (b) the indemnified party will give the indemnifying party sole authority to defend or settle the suit or claim, provided that the indemnifying party does not agree to a settlement of the suit or claim unless the settlement is reasonably acceptable to the indemnified party; (c) the indemnified party will provide to the indemnifying party all information in its control concerning the suit or claim; and (d) the indemnified party will reasonably cooperate with the defense of the suit or claim. The indemnification obligations under Sections 9.3 and 9.4 are subject to and conditioned upon compliance with this Section 9.5 by the indemnified party.

10.  General
     -------

     10.1 In connection with this Agreement each party is an independent contractor and as such will not have any authority to bind or commit the other. Nothing herein shall be deemed or construed to create a joint venture, partnership or agency relationship between the parties for any purpose.

     10.2 The waiver by either party of a breach of or a default under any provision of this Agreement by the other party shall not be construed as a waiver of any subsequent breach of the same or any other provision of this Agreement nor shall any delay or omission on the part of either party to exercise or avail itself of any right or remedy it has or may have hereunder operate as a waiver of any right or remedy by such party.

     10.3 This Agreement and any Exhibits attached hereto contains the full understanding of the parties with respect to the professional services related to the Products and supersedes all prior understandings and writings relating thereto. No waiver, consent modification, amendment or change of the terms of this Agreement shall be binding unless in writing and signed by WEBB and Client. If the terms and conditions of this Agreement are inconsistent with, or contrary to, the terms and conditions of the Master Agreement, the terms and conditions of the Master Agreement shall be controlling.

     10.4 This Agreement shall be governed by the laws of the State of Colorado.

     10.5 Any notice or other communication in connection with this Agreement shall be furnished in writing and shall be effective upon receipt.

     10.6 Except for Client's payment obligations for professional services already completed by WEBB, neither Client nor WEBB will be deemed to be in default of any provision of this Agreement or for any failure in performance, resulting from acts or events beyond the reasonable control of Client or WEBB, as the case may be including, without limitation, acts of God, civil or military authority, civil disturbance, war, strikes, fires, other catastrophes, telecommunication outages, equipment malfunctions or other such major events beyond Client's or WEBB's reasonable control.


WEBB Interactive Services, Inc:            Client:______________________________

By:__________________________________      By:__________________________________

Name:________________________________      Name:________________________________

Title:_______________________________      Title:_______________________________

Date:________________________________      Date:________________________________

                                  EXHIBIT D-1


                               STATEMENT OF WORK



The installation tasks are expected to be:

a. VC & Webb: develop migration plan. (Process and plans for deployment, data migration, backup & disaster recovery, testing, and maintenance.)
b. VC: order hardware and software licenses
c. VC: install ordered hardware and software
d. Webb & VC: create and load SiteBuilder database
e. Webb & VC: install SB software
f. Webb & VC: system administration training
g. Webb & VC or VC: system testing (functionality & backups/disaster recovery)
h. Webb & VC: data migration
i. Webb & VC: launch

Steps a, b, and c can be done before Webb makes a trip to VC's hosting location

                                  EXHIBIT D-2

                                FEES AND CHARGES


Installation of software at the VetConnect location is expected to take 5 days effort at the rate of a Software Engineer for which Webb Interactive services will charge $1800/day. In the event installation requires additional time, Client will be billed at an additional hourly rate of $300 per hour. Reasonable travel related and other necessary out-of-pocket expenses will be paid by Client.

                                   Schedule E

                 Terms of Limited Exclusive Rights to Products

Webb Interactive Services grants to VetConnect the exclusive right to use the AccelX CRM Product solely within the online animal health services industry under the name of VetConnect or the domain name reasonably determined by VetConnect according to the terms of this Agreement for a period of six (6) months from the Effective Date. This exclusive right may be renewed for up to two additional consecutive terms for a fee of $50,000 per term.